Gold Standard Mining Corp. to Boost Production in 2011

13,800 ounces of gold were sold in 2010

STOCKS

LOS ANGELES & BLAGOVESHENSK, Russia-- (BUSINESS WIRE) January 26, 2011—Gold Standard Mining Corp. (OTCBB: GSTP), an operator of a gold mine in Russia through its Russian subsidiary, RossZoloto, announced today that it intends to boost gold extraction in 2011 by more than 40%.

The Company announced that it has sold 13,800 ounces (391 kgs) of gold in 2010 at an average price of US$1,252 per ounce.  The Company recorded revenues of US$17,252,000 in 2010 and income before taxes of US$5,480,000.  The Company intends to sell at least 20,000 ounces (567 kgs) in 2011.  The Company believes that it is on track to achieve extraction of at least 75,000 ounces (2,126 kgs) in 2012.

ABOUT GOLD STANDARD MINING CORP. (OTCBB: GSTP)

Gold Standard Mining Corp. is a publicly held Nevada corporation whose common stock trades on the over-the-counter bulletin board under the trading symbol GSTP.  Gold Standard’s mission is to become an over one million ounce per year producer of minerals from the vast resources of Russia, while beneﬁtting from the skill base and engineering strength of the Russian mining sector with the support of Western technology, ﬁnance, and corporate governance.

The Company’s operating subsidiary, RossZoloto, operates a gold mine in the far east of Russia near the Russo-Sino border.  The Company currently produces gold from its alluvial mining operation on 12 claims with gold reserves per the Russian Mineral Reserve and Resources reporting system of 3,186 kilograms (112,000 ounces), with a gold content of 2 to 10 grams per ton and a gold standard of 763 to 933.  The Company is currently extracting about 200 ounces of gold per day during the mining season from its alluvial operation.

The Company’s hard rock mineral deposits at its Elnichnoe property have the following reserves and resources under the Russian Mineral Resource and Reserve Reporting System:

69 tons (2,400,000 ounces) of B+C1 gold reserves;

6 tons (211,000 ounces) of C2 gold reserves;

480 tons (16,900,000 ounces) of P1 silver resources;

418,000 tons (921,500,000 pounds) of P1 copper resources; and

6,400 tons (14,000,000 pounds) of P1 molybdenum resources.

The Company’s total gold resources and reserves are estimated at over 6 million ounces.  The Company intends to continue alluvial mining at Elnichnoe and to finish exploration of the hard rock reserves at Snezhinka and Elnichnoe while searching for other projects.

ABOUT THE RUSSIAN MINERAL RESOURCE AND RESERVE REPORTING SYSTEM

Russian mineral rights are owned by the government and licensed to enterprises such as RossZoloto.  The Russian mineral resource and reserve reporting is split into two categories; “resources” and “reserves;” depending on the level of exploration.  Mineral resources are in situ estimates based on geological evidence with preliminary technical and economic assessments sufficient to show that there are reasonable prospects for eventual economic extraction.  Mineral reserves are the economically mineable part of a mineral resource, having taken into account all dilution and recovery factors and technical and economic studies having been carried out in sufficient detail to demonstrate that extraction can reasonably be justified.  The categories of resources and reserves are split into the following sub-categories:

Resources:

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P3: No supporting evidence

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P2: Evidence from geophysics/geochemistry/mapping

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P1: Limited drill hole, trench sampling and outcrop data

Reserves:

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C2: Systematic sampling, ancillary studies

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C1: Closer-spaced sampling, more detailed ancillary studies

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B: Close-spaced exploration or partly blocked out in mine

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A: Generally blocked out ore in a producing mine

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce.  We use certain terms on this press release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC.  U.S. investors are urged to consider closely the disclosures in our Form 10-K.  You can review and obtain copies of these filings from the SEC website at http://www.sec.gov/edgar.html.

Forward-Looking Statements:  Except for statements of historical fact, this news release contains certain "forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products.  Such forward-looking statements are based on present circumstances and on the Company's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors that the Company has little or no control.  Such forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.  Risks, uncertainties and other factors are discussed in documents filed from time to time by the Company with the Securities and Exchange Commission.

For more information, please contact:

National Financial Communications Corp.

Geoffrey J. Eiten, President

781-444-6100